UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2009

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware (State or other jurisdiction of incorporation or organization)	51-0500737 (I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2009, Isabel V. Sawhill, a member of the Board of Directors of Greenhill & Co., Inc. (“Greenhill”) announced her retirement, effective April 22, 2009. Ms. Sawhill’s decision to retire and not to seek re-election to the Board to Directors did not involve any disagreement with Greenhill, our management or the Board of Directors.
     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 28, 2009, the Board of the Company adopted an amendment to the Amended and Restated Bylaws (the “Amended Bylaws”) of the Company. The Amended Bylaws were effective as of January 28, 2009. The Amended Bylaws set forth explicitly the processes and procedures that our stockholders must follow, and specify information that our stockholders must provide, when proposing director nominations and other business. The Amended and Restated Bylaws, as amended are attached hereto as Exhibit 3.1 and are hereby incorporated by reference.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: January 28, 2009	By:	/s/ Richard J. Lieb
		Name:	Richard J. Lieb
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws, as amended.

E-1